UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2024

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 3, 2024, the stockholders of Smith Micro Software, Inc. (the “Company”) approved a proposal at a special meeting of stockholders (the “Special Meeting”) to amend the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s Common Stock, par value $0.001 per share (the Company’s “Common Stock”), at a ratio between one-for-four (1:4) and one-for-ten (1:10), without reducing the authorized number of shares of Common Stock. On April 3, 2024, a Special Committee of the Company’s Board of Directors approved a final reverse stock split ratio of one-for-eight (1:8). Following such approval, the Company filed a certificate of amendment to the Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:59 p.m., Eastern Time on April 10, 2024.

As a result of the reverse stock split, every eight shares of the Company’s Common Stock, whether issued and outstanding or held by the Company as treasury stock, will automatically be combined and converted (without any further act) into one share of fully paid and nonassessable share of Common Stock. No fractional shares will be issued in connection with the reverse stock split. Each fractional share of Common Stock that would otherwise be issued as a result of the reverse stock split will be rounded up to the nearest whole share of Common Stock.

The new CUSIP number for the Company’s Common Stock following the reverse stock split is 832154405. The Company’s Common Stock will open for trading under the new CUSIP number on the Nasdaq Capital Market on April 11, 2024 on a split-adjusted basis under the current ticker symbol “SMSI.”

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1(a) and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.
(a) The Company held a special meeting of stockholders on April 3, 2024.

(b) Two (2) proposals were submitted by the Company’s Board of Directors (the “Board”) to a vote of Company stockholders, and the final results of the voting on each proposal, rounded to the nearest whole share, are noted below.

The Company’s stockholders approved an amendment to our Certificate of Incorporation to, at the discretion of the Board, effect a reverse stock split of our outstanding shares of Common Stock, at a ratio, ranging from one-for-four (1:4) to one-for-ten (1:10), with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders, which is referred to as the “Reverse Stock Split Proposal”; and approved the adjournment of the Special Meeting, if necessary.

Proposal No. 1 – Approval of the Reverse Stock Split Proposal.

For	Against	Abstain	Broker Non Vote
37,603,017	14,922,078	257,718	0

Proposal No. 2 – Approval of the Adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal One (Reverse Stock Split Proposal).

For	Against	Abstain	Broker Non Vote
41,860,779	10,784,040	137,994	0

Item 7.01Regulation FD Disclosure.
On April 3, 2024, the Company issued a press release announcing the one-for-eight (1:8) reverse stock split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, which is incorporated into this Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibits
3.1(a)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Smith Micro Software, Inc.
99.1	Press Release dated April 3, 2024 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: April 3, 2024	By:	/s/ James M. Kempton
James M. Kempton
Vice President and Chief Financial Officer